Exhibit 10.1
STOCK REPURCHASE AGREEMENT
This Stock Repurchase Agreement is entered into as of this                      day of September, 2009, by and between Rub Music Enterprises, Inc., a Nevada corporation (the “Company”), and                                         , a resident of the state of                                          (the “Stockholder”).
BACKGROUND
Stockholder owns                      shares of the Company’s common stock, $0.001 par value per share (the “Shares”) and the Company is willing to repurchase the Shares for the Purchase Price (as defined below) upon the terms and subject to the conditions set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, the Stockholder and the Company agree as follows:
SECTION 1
REPURCHASE AND SALE OF SHARES
1.1 Repurchase and Sale of Shares. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to purchase from the Stockholder and the Stockholder agrees to sell, transfer, convey and deliver to the Company the Shares at a price equal to                      per Share.
1.2 Payment for Shares. The total purchase price for the Shares shall be                      United States Dollars ($                    ) (the “Purchase Price”), payable in cash. Upon receipt of the Purchase Price, the Stockholder agrees to deliver the certificates representing the Shares to the Company and irrevocably appoints any officer, employee or agent of the Company as his attorney to cancel or transfer the Shares on the books of the Company with full power of substitution.
SECTION 2
REPRESENTATIONS AND WARRANTIES
2.1 Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Company as follows:
2.1.1 Power and Authority. The Stockholder has the power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.
2.1.2 Validity; Enforceability. This Agreement and all other instruments or documents executed by the Stockholder in connection herewith have been duly executed by the Stockholder, and constitute legal, valid and binding obligations of the Stockholder, enforceable in accordance with their respective terms.
2.1.3 No Encumbrances. The Stockholder is the owner of record of all right, title and interest (legal and beneficial), free and clear of all liens, in and to the Shares. Upon delivery of certificates representing the Shares to be sold by the Stockholder to the Company hereunder and payment therefor pursuant to this Agreement, good, valid and marketable title to such Shares, free and clear of all liens, encumbrances, equities, claims, liabilities or obligations, whether absolute, accrued, contingent or otherwise, will be transferred to the Company.

2.1.4 Knowledge; Access. The Stockholder has such knowledge and experience in financial and business matters and has been furnished access to such information and documents concerning the Company that it is capable of evaluating the merits and risks of accepting the Purchase Price in exchange for the Shares and the other terms and conditions of this Agreement. The Stockholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of this repurchase and to obtain additional information regarding the Company’s plans and future prospects.
2.2 Representations and Warranties of the Company. The Company represents and warrants to the Stockholder as follows:
2.2.1 Power and Authority. The Company has the power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.
2.2.2 Organization and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada.
2.2.3 Validity; Enforceability. This Agreement and all other instruments or documents executed by the Company in connection herewith have been duly executed by the Company, and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in an action at law or in equity). The terms of this Agreement and the underlying transactions comply with all applicable laws of the United States of America and of any applicable state thereof, and no consent, approval, order or authorization of, or registration, qualifications, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the repurchase of shares contemplated by this Agreement.
SECTION 3
MISCELLANEOUS
3.1 Notices. In order to be effective, any notice or other communication required or permitted hereunder, shall, unless otherwise stated herein, be in writing and shall be transmitted by messenger, delivery service, mail or telecopy, as specified below:

If to the Company to:

Rub Music Enterprises, Inc. 5555 North Star Ridge Way Star, Idaho 83669
Fax:

with a copy (which shall not constitute notice) to:

Cletha A. Walstrand, Esq. Attorney at Law 1322 West Pachua Circle Ivans, Utah 84738
Fax:

If to the Stockholder to:

Fax:

or at such other address as a party shall designate in a written notice to the other parties hereto given in accordance with this Section 3.1. All notices and other communications shall be effective (a) if sent by messenger or delivery service, when delivered, (b) if sent by mail, five (5) days after having been sent by certified mail, with return receipt requested, or (c) if sent by facsimile with receipt acknowledged, when sent.

3.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.
3.3 Entire Agreement, Amendment. This Agreement constitutes the entire agreement between the Company and Stockholder with respect to the transactions contemplated hereby; supersedes all prior or contemporaneous negotiations, communications, discussions and correspondence concerning the subject matter hereof; and may be amended or modified only with the written consent of the Company and the Stockholder.
3.4 Severability of Provisions. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement, and the parties shall use their respective best efforts to negotiate and enter into an amendment to this Agreement whereby such provision will be modified in a manner that is consistent with the intended economic consequences of the invalid provision and that, as modified, is legal and enforceable.
3.5 Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice of law or conflict, provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Nevada to be applied.
3.6 Counterparts. This Agreement may be executed in separate counterparts, either of which, when so executed, shall be deemed to be an original and both of which, when taken together, shall constitute but one and the same agreement. In the execution of this Agreement, facsimiled or scanned and emailed manual signatures shall be effective for all purposes.
3.7 Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, notwithstanding any investigation made by either party.
3.8 Further Assurances. Each party shall at any time and from time to time after the date hereof take whatever actions the other party or its affiliates or agents reasonably request to effectuate, record, evidence or perfect its transfer of the Shares to the Company pursuant to this Agreement or to otherwise effectuate or consummate any of the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first written above.

RUB MUSIC ENTERPRISES, INC.

By:	/s/

Cornelius Hofman
President

Shareholder

By: